UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      September 14, 2005
NYMAGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)
New York

(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Section 1.01. Entry into a Material Definitive Agreement.
On September 14, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of NYMAGIC, INC. (the “Company”) approved and the Board of Directors granted discretionary awards of 40,000, 20,000 and 20,000 restricted share units to each of Mark W. Blackman, Chief Underwriting Officer of the Company, Thomas J. Iacopelli, Chief Financial Officer of the Company, and Paul J. Hart, General Counsel of the Company, respectively, pursuant to the Company’s Amended and Restated 2004 Long-Term Incentive Plan. The restricted share units granted on September 14, 2005 (the “Grant Date”) will vest 20% annually on each of the next ensuing five anniversary dates of the Grant Date.
On September 15, 2005, the Company announced that on September 14, 2005 its Board of Directors appointed A. George Kallop, President and Chief Executive Officer of the Company, effective October 1, 2005. Pending the entry into an employment agreement between the Company and Mr. Kallop, the Compensation Committee has approved an interim increase in Mr. Kallop’s annual salary from $325,000 to $400,000 effective October 1, 2005.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers
On September 15, 2005, the Company announced that on September 14, 2005 its Board of Directors appointed A. George Kallop, President and Chief Executive Officer of the Company, effective October 1, 2005. At such time, Mr. Kallop will step down as Chief Operating Officer and Executive Vice President of the Company and George R. Trumbull, the current Chairman and Chief Executive Officer of the Company will step down as Chief Executive Officer. Mr. Trumbull will remain Chairman of the Board.
On September 14, 2005, the Board of Directors increased the size of the Board of Directors from nine to 11 directors and elected Mr. Kallop and Glenn R. Yanoff as directors to fill the resulting vacancies effective September 14, 2005. Messrs. Kallop and Yanoff will serve as directors until the Company’s Annual Meeting of Shareholders, when each will stand for election.
Mr. Kallop, 60, who was a Director of the Company from May 2002 until May 2004, has been the Executive Vice President of the Company since May 2002 and was named to the additional position of Chief Operating Officer in February 2004. From 1999 to 2002, Mr. Kallop was a principal of Mariner Investment Group, Inc., a professional asset management company. Previously, Mr. Kallop was a managing director of Bear, Stearns & Co. Inc., a global investment banking, securities and brokerage firm, where he was employed from 1992 to 1999. He has an undergraduate degree from Princeton and an M.B.A. from Harvard Business School. Mr. Kallop is expected to be named to the Executive and Underwriting Committees of the Board of Directors. The Company entered into an investment management agreement with Mariner

Partners, Inc. (“Mariner”), an affiliate of Mariner Investment Group, Inc., effective October 1, 2002 that was amended and restated on December 6, 2002 (the “Investment Management Agreement”). Under the terms of the Investment Management Agreement, Mariner manages the Company’s investment portfolio. Fees to be paid to Mariner are based on a percentage of the investment portfolio as follows: .20% of liquid assets, .30% of fixed maturity investments and 1.25% of limited partnership (hedge fund) investments. In accordance with the terms of a letter agreement between Mariner and Mr. Kallop, dated April 4, 2002, Mr. Kallop is entitled to receive 15% of the total fees paid by the Company to Mariner as compensation in consideration of services provided to Mariner relating to the Company. Mr. Kallop earned $489,094 for services rendered to Mariner in 2004, and approximately $276,977 through the eight months ended in August 2005.
Mr. Yanoff is currently an executive of Arthur J. Gallagher & Co. (“Gallagher”). He previously was a principal in the insurance brokerage firms of I. Arthur Yanoff & Co., Ltd. and Yanoff South Inc. (the “Yanoff Companies”). Mr. Yanoff previously served as a member of the Board of Directors of the Company from 1999 until 2004 and has served as a member of the board of directors of the Company’s insurance subsidiaries since 1999. Mr. Yanoff is expected to be named to the Underwriting and Human Resources Committees of the Board of Directors. In 2004, the Company wrote gross premiums of $13.8 million through the Yanoff Companies. In connection with the placement of such business, the Company incurred gross commission expenses of $2,363,000. Gallagher acquired the assets of the Yanoff Companies in October 2004, and in 2004, the Company wrote gross premiums of $1,044,000 through Gallagher and incurred $147,500 in gross commission expenses in connection with these premiums. It paid Gallagher an additional $147,900 in fees for certain claims administration in 2004. Through the eight months ended in August 2005 the Company has written $11,300,000 in gross premiums through Gallagher and has incurred $1,917,000 in gross commission expenses in connection with these premiums. It has also paid Gallagher an additional $176,200 for claims administration through the eight months ended in August 2005. The Board of Directors of the Company has affirmatively determined that Mr. Yanoff has no material relationship with the Company, and that he therefore qualifies as an independent director under the criteria set forth in the listing standards of the New York Stock Exchange.
In addition, the Company named Mark W. Blackman to the additional position of Executive Vice President of the Company effective September 14, 2005. Mr. Blackman, 53, has been the Chief Underwriting Officer of the Company since June 2002. He served as a member of the Board of Directors of the Company from 1979 until May of 2004. He was employed by the Company or its subsidiaries from 1977 until September 1998 and was the President of the Company from 1988 until September 1998. From October 1998 until May 2002, Mr. Blackman was a private investor. Mr. Blackman is the beneficial owner of approximately 12.30% of the issued and outstanding common stock of the Company and he is a participating shareholder, together with Robert G. Simses, a member of the Board of Directors of the Company and Lionshead Investments, Inc., whose principals are John N. Blackman, Jr., the brother of Mr. Blackman, and his wife Kathleen, in a voting agreement with Mariner (the “Voting Agreement”). The Voting Agreement relates to approximately 27% of the Company’s issued and outstanding common stock. It grants Mariner an option to purchase 1,800,000 shares of common stock from the participating shareholders and entitles each party to the Voting Agreement to designate certain individuals for nomination as directors of the Company, although the terms of the Voting Agreement were not invoked in connection with either of the appointments of Messrs. Kallop and Yanoff to the Board of Directors or Mr. Blackman to the position of Executive Vice President of the Company.

A copy of the press release issued by the Company on September 15, 2005 is included as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 5.02 disclosure.
SECTION 7 — REGULATION FD
Item 7.01. Regulation FD Disclosure.
On September 15, 2005, the Company issued a press release announcing, among other things, that it has declared a dividend to shareholders of six cents per share payable on October 6, 2005 to shareholders of record on September 30, 2005.
The information in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K, including the exhibit, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release dated September 15, 2005 (filed herewith).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

Date: September 20, 2005